FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

(“Agreement”), dated December 29, 2025, by and between BANCPLUS CORPORATION, a Mississippi corporation (“Pledgor”) and FIRST HORIZON BANK, having an office and place of business in Memphis, Tennessee (“Lender”).

Recitals of Fact

Pledgor has previously entered into and delivered to the Lender that certain Pledge and Security Agreement, originally dated June 13, 2025 (as amended herein, the “Pledge and Security Agreement”), for the purpose of securing the payment of certain Obligations (as defined in the Pledge and Security Agreement).

The Pledgor has this day made, executed, and delivered to the Lender that certain Promissory Note in the maximum principal amount of Ten Million Dollars ($10,000,000.00), and, as a result thereof, the parties desire to modify and amend the Pledge and Security Agreement as hereinafter provided.

NOW, THEREFORE, for and in consideration of the premises, as set forth in the Recitals of Fact, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by the parties as follows:

Agreements

1.
Section 2 of the Pledge and Security Agreement is hereby modified and amended to read as follows:

Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Lender, to secure full payment and performance of any and all indebtedness and other obligations of Pledgor to Lender, direct or contingent, however evidenced or denominated, and however or whenever incurred, including without limitation (a) indebtedness incurred pursuant to any past, present or future commitment of Lender to Pledgor, including without limitation that certain Thirty Million Dollar ($30,000,000.00) loan governed by the Loan Agreement, and all other indebtedness or obligations of Pledgor or Bank under or evidenced by the June 2025 Note, Loan Agreement and other Loan Documents, as each of them may be amended from time to time; (b) indebtedness incurred pursuant to any past, present or future commitment of Lender to Pledgor, including without limitation that certain Ten Million Dollar ($10,000,000.00) loan governed by the Loan Agreement, and all other indebtedness or obligations of Pledgor or Bank under or evidenced by the December 2025 Note, Loan Agreement and other Loan Documents, as each of them may be amended from time to time; and (c) all indebtedness, liabilities, obligations, covenants and duties of Pledgor to the Lender, of every kind, nature and description arising under of in respect of any Lender Product (hereinafter defined) (including arising under or in respect of any guaranty thereof), whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, in each case now existing or hereafter arising (all of the foregoing, collectively, the “Obligations”); except that the indebtedness and other liabilities secured by this Agreement shall not include any indebtedness subject to the disclosure requirements of the Federal Truth-in-Lending Act if at the time such indebtedness is created or incurred, any legally required disclosure of this security interest shall not have been made. As used herein, "Lender Products" means any of the following that the Lender provides, to or enters into with the Pledgor: (i) any deposit, lockbox, Cash Management Services (hereinafter defined), or other cash management agreement, (ii) any Interest Rate Swap, (iii) any credit cards, purchase cards and/or debit cards, and (iv) any other product, service or agreement pursuant to which Pledgor is indebted to the Lender. As used herein, "Cash Management Services" means any services provided from time to time by the Lender to Pledgor in connection with the operating, collections, payroll, trust or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

2.
All references in the Pledge and Security Agreement to the Loan Agreement shall be deemed to be references to the Amended and Restated Loan Agreement dated December 29, 2025, by and among the Pledgor, the Lender, and certain guarantors therein mentioned and described, as the same may be further amended or modified.
3.
All terms and provisions of the Pledge and Security Agreement that are inconsistent with the terms and provisions of this Amendment are hereby modified and amended to conform herewith; and, as modified and amended hereby, the Pledge and Security Agreement is hereby ratified, approved, and confirmed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor and the Lender have caused this Amendment to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

PLEDGOR:

BANCPLUS CORPORATION

By: /s/ William A. Ray
Name: William A. Ray
Title: President & CEO

LENDOR:

FIRST HORIZON BANK

By: /s/ R. Chuck Hunt
Printed Name: R. Chuck Hunt
Title: Senior Vice President